UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 25, 2008
Date of Report (Date of earliest event reported)

New Jersey Mining Company
(Exact name of registrant as specified in its charter)

Idaho	000-28837	82-0490295
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

89 Appleberg Road
Kellogg, Idaho		83837
(Address of principal executive offices)		(Zip Code)

(208) 783-3331
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 20, 2008 New Jersey Mining Company (NJMC) entered into a Venture Agreement with Newmont North American Exploration Limited, a subsidiary of Newmont Mining Corporation (NYSE: NEM) under which the parties created a joint venture to explore for gold deposits within a 38 square mile area north of Murray, Idaho. The joint venture, known as the Toboggan Project, covers all of NJMC’s mining claims within this area except the Niagara property. Under the terms of the agreement, Newmont can earn a 51% interest in the joint venture by spending $2,000,000 over three years. Newmont can increase its interest to 70% by spending an additional $10,000,000 or completing a feasibility study in the years four through seven, whichever comes first.

As part of the terms of the agreement, Newmont retains an option to include the Niagara property into the Toboggan Project which is exercisable starting at the end of year one and extending to the end of year three. If Newmont elects to include the Niagara property, it would be required to spend at least another $1,000,000 or twice what NJMC spends on exploration of the Niagara, whichever is greater, to earn its 51% interest.

There is no material relationship between NJMC and Newmont other than with respect to this agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Jersey Mining Company

Date: March 25, 2008
By: /s/ Fred W. Brackebusch

FRED W. BRACKEBUSCH
President, Chief Executive Officer
and Chief Financial Officer